EXHIBIT 10.1

TECHNOLOGY ACQUISITION AGREEMENT

THIS AGREEMENT made effective as of the 19th day of August, 2014

BETWEEN:

DAVID ST. JAMES of 3395 S. Jones Blvd., #169, Las Vegas NV 89146

(hereinafter called the “Inventor”)

OF THE FIRST PART

AND:

NOUVEAU VENTURES INC., a Nevada corporation, having its registered office at 1859 Whitney Mesa Drive, Henderson, NV  89014

(hereinafter called “Nouveau”)

OF THE SECOND PART

AND:

SAASMAX, INC., a Nevada corporation, having its registered office at 1859 Whitney Mesa Drive, Henderson, NV  89014

(hereinafter called “ParentCo”)

OF THE THIRD PART

WHEREAS:

A.

The Inventor is the owner of a technology for optimizing airflow to internal combustion engines to create more power (the “Technology”) and inventions utilizing the Technology that are the subject of United States Patent No. US 7,849,840 (the “Patent”); and

B.

The parties have agreed to enter into this Agreement to reflect the sale by The Inventor and the purchase by Nouveau of the Technology involving the Patent;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

1.

In this Agreement:

(a)

“Effective Date” means the date first set out in this Agreement;

(b)

“Improvement” means any modification or variant of the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Patent;

(c)

“Intellectual Property” means all know-how, patent rights, trade secret rights, process information, technical information, contract rights and obligations, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with the Invention and the Technology, including, but not limited to, the Patent;

(d)

“Invention” means the invention described in the Patent;

(e)

“Know-how” means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know-how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Invention and the Technology;

(f)

“Patent” means the patent described in Schedule “A” to this Agreement and any other patent that may be issued in connection with the Invention, the Technology or any Improvement; and

(g)

“Technology” means collectively, the Invention, the Patent, the Know-How and the Intellectual Property.

2.

Subject to the terms and conditions of this Agreement, including delivery of the consideration as provided in this Agreement, the Inventor hereby sells, assigns and transfers to Nouveau effective at closing, all of his right, title and interest in and to the Technology free and clear of all liens, charges, encumbrances and security interests.

3.

The Inventor shall assist Nouveau in every legal way to evidence, record and perfect the assignment evidenced by this Agreement and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, the assigned rights embodied in the Patent.

4.

If, after the Effective Date, the Inventor develops or discovers, or is co-developer or co-discoverer of any Improvement, then the Inventor shall promptly sell, assign and transfer the Improvement to Nouveau without the payment of any additional amounts or consideration.

5.

The Inventor shall communicate to Nouveau all Know-how and Intellectual Property in the possession of the Inventor which may reasonably be relevant to the design, manufacture, marketing and use of the Technology and the Invention.  The Inventor shall continue to communicate to Nouveau all such further Know-how and Intellectual Property as may later come into the Inventor’s possession.

6.

All Know-how and technical information in the possession of the Inventor which may reasonably be relevant to the design, manufacture, marketing, and use of the Technology and the Invention shall be deemed to be confidential information.  The Inventor shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by Nouveau in writing and the Inventor shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information.

CONSIDERATION

7.

In consideration for the sale, assignment and transfer of the Technology by the Inventor to Nouveau, ParentCo shall issue to the Inventor 200,000 shares of its common stock (the “Shares”).

The Shares shall be held in the custody of ParentCo’s legal counsel and shall be released to the Inventor on the following schedule:

(a)

50,000 Shares released on Closing;

(b)

50,000 Shares released four (4) months after Closing;

(c)

50,000 Shares released eight (8) months after Closing; and

(d)

50,000 Shares released twelve (12) months after Closing.

Notwithstanding that the Shares are held in custody and are not released to the Inventor, all voting and dividend rights in respect of the Shares shall accrue to the Inventor and he shall be entitled to exercise such rights and receive such benefits in respect of the Shares.

In the event of termination of this Agreement, any Shares not released, or scheduled to be released in the next 30 days from the date of termination shall be returned to ParentCo for cancellation and the Inventor shall have no further rights in respect of such Shares.  The Inventor shall execute any stock powers or other documents necessary to give effect to such cancellation and hereby appoints ParentCo as his attorney for such purposes.

8.

The Inventor shall also be entitled to, from Closing, a royalty of 5% of gross revenues from the exploitation of the Technology, subject to minimum royalty payments of $1,500 per calendar month (the “Minimum Royalties”).

9.

As further consideration for the sale, assignment and transfer of the Technology, Nouveau and ParentCo agree to make expenditures of $100,000 to develop and commercialize the Technology within twelve (12) months from Closing.

SUB-LICENSING

10.

Nouveau will have the right to sub-license its interest in the Technology, provided that the Inventor shall be entitled to be paid 30% of all revenues obtained through sub-licensing.

APPOINTMENT

11.

At Closing, the Inventor shall be appointed as Vice-President, Secretary and a Director of ParentCo.

WARRANTIES AND REPRESENTATIONS

12.

The Inventor warrants and represents to Nouveau that:

(a)

The Inventor is the sole owner of the Invention, the Technology, the Patent, the Know-how and the Intellectual Property free and clear of all liens, charges, encumbrances and security interests;

(b)

The Inventor has the power to sell, assign and transfer all of its right, title and interest in and to the Invention, the Technology, the Patent, the Know-how and the Intellectual Property to Nouveau;

(c)

The Inventor has not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Invention, the Technology, the Patent, the Know-how and the Intellectual Property;

(d)

The Inventor is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Invention, the Technology, the Patent, the Know-how and the Intellectual Property;

(e)

The use of the Technology by the Inventor has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(f)

The Inventor was not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Invention, the Technology, the Patent, the Know-how and the Intellectual Property;

(g)

The Inventor is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent pendings relating to the Invention, the Technology, the Patent, the Know-how and the Intellectual Property; and

(h)

The Patent has been filed with the appropriate patent authorities in accordance with all required laws and regulations and is in good standing.

EVENTS OF DEFAULT

13.

In the event that Nouveau shall default in its financial obligations under paragraphs 8 and 9 of this Agreement and such default is not cured on fifteen (15) days written notice, Nouveau shall re-assign the Patent and transfer the Intellectual Property to the Inventor.  On completion of the re-assignment and transfer set out above, the Inventor shall resign from all positions with ParentCo.

ENTIRE AGREEMENT

14.

This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

HEADINGS

15.

The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

MODIFICATION AND WAIVER

16.

No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by the party to be bound thereby.  No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCES

17.

The parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

GENDER

18.

Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

EQUAL PARTICIPATION IN DRAFTING

19.

The parties have equally participated in the drafting of the within Agreement, each having had the opportunity to be independently represented by counsel.  The Inventor acknowledges that O’Neill Law Corporation has acted only for ParentCo and Nouveau in connection with the preparation, negotiation and execution of this Agreement and the Inventor has been advised to obtain the advice of independent legal counsel in entering into this Agreement.

CLOSING

20.

Closing shall take place at the offices of O’Neill Law Corporation forthwith on August 23, 2014.  At the Closing, ParentCo shall deliver to the Inventor certificates evidencing the Shares to be released on Closing and shall deliver the balance of the Shares to ParentCo’s legal counsel to be held pending release in accordance with this Agreement.

CHOICE OF LAW

21.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

TIME OF THE ESSENCE

22.

Time shall be of the essence of this Agreement and all provisions hereof.

ASSIGNMENT

23.

Nouveau shall not assign its interest in this Agreement without the consent of the Inventor which shall not be unreasonably withheld.

COUNTERPARTS

24.

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

Signed, sealed and delivered by
DAVID ST. JAMES
in the presence of:

/s/ Stephen O’Neill	/s/ David St. James
Signature of Witness	DAVID ST. JAMES

Stephen F.X. O’Neill
Name of Witness

704-595 Howe Street, Vancouver, BC
Address of Witness

Attorney
Occupation

NOUVEAU SOLAR POWER CORP.

By its authorized signatory:

/s/ Rob Rainer
Signature of Authorized Signatory

Rob Rainer
Name of Authorized Signatory

President
Title of Authorized Signatory

SAASMAX, INC.
By its authorized signatory:

/s/ Rob Rainer
Signature of Authorized Signatory

Rob Rainer
Name of Authorized Signatory

President
Title of Authorized Signatory

SCHEDULE “A”

PATENT

United States Patent No. US 7,849,840 B2 – Electric Motor Assisted Mechanical Supercharging System